Exhibit 99.2

November 2020 Investor Presentation

2 Disclaimer This presentation (this “Presentation”) is provided for information purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Roth CH Acquisition I Co . (“ROCH”) and PureCycle Technologies (“PureCycle” or the “Company”) and related transactions (the “Proposed Business Combination”) and for no other purpose . No representations or warranties, express or implied are given in, or in respect of, this Presentation . To the fullest extent permitted by law in no circumstances will ROCH, PureCycle or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither ROCH nor PureCycle has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . This data is subject to change . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of PureCycle or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of PureCycle and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Forward Looking Statements Certain statements included in this Presentation that are not historical facts are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “model,” “target,” “goal,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of ROCH’s and PureCycle’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of ROCH and PureCycle . These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions ; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of ROCH or PureCycle is not obtained ; failure to realize the anticipated benefits of the Proposed Business Combination ; risks relating to the uncertainty of the projected financial information with respect to PureCycle ; risks related to the organic and inorganic growth of PureCycle’s business and the timing of expected business milestones ; the effects of competition on PureCycle’s future business ; the amount of redemption requests made by ROCH’s stockholders ; the ability of ROCH or the combined company to issue equity or equity - linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in ROCH’s final prospectus dated May 4 , 2020 under the heading “Risk Factors,” and other documents of ROCH filed, or to be filed, with the Securities and Exchange Commission (“SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither ROCH nor PureCycle presently know or that ROCH and PureCycle currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect ROCH’s and PureCycle’s expectations, plans or forecasts of future events and views as of the date of this Presentation . ROCH and PureCycle anticipate that subsequent events and developments will cause ROCH’s and PureCycle’s assessments to change . However, while ROCH and PureCycle may elect to update these forward - looking statements at some point in the future, ROCH and PureCycle specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing ROCH’s and PureCycle’s assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Use of Projections This Presentation contains projected financial information with respect to PureCycle . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties . See “Forward - Looking Statements” above . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved .

3 Disclaimer (Cont.) Financial Information ; Non - GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by ROCH with the SEC, and such differences may be material . In particular, all PureCycle projected financial information included herein is preliminary and subject to risks and uncertainties . Any variation between PureCycle’s actual results and the projected financial information included herein may be material . Some of the financial information and data contained in this Presentation, such as EBITDA and Unlevered Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . ROCH and PureCycle believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating historical or projected operating results and trends in and in comparing PureCycle’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and revenue that are required by GAAP to be recorded in PureCycle’s financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and revenue items are excluded or included in determining these non - GAAP financial measures . In order to compensate for these limitations, management presents historical non - GAAP financial measures in connection with GAAP results . You should review PureCycle’s audited financial statements, which will be included in the Proxy Statement (as defined below) . However, not all of the information necessary for a quantitative reconciliation of the forward - looking non - GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time . Important Information About the Proposed Business Combination and Where to Find It In connection with the Proposed Business Combination, ROCH intends to file a proxy statement (the “Proxy Statement”) with the SEC, which will be distributed to holders of ROCH’s common stock in connection with ROCH’s solicitation of proxies for the vote by ROCH’s stockholders with respect to the Proposed Business Combination and other matters as described in the Proxy Statement . ROCH will mail a definitive proxy statement, when available, to its stockholders . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROCH, PURECYCLE AND THE PROPOSED BUSINESS COMBINATION . Investors and security holders may obtain free copies of the preliminary proxy statement and definitive proxy statement (when available) and other documents filed with the SEC by ROCH through the website maintained by the SEC at http : //www . sec . gov, or by directing a request to ROCH at 888 San Clemente Drive, Suite 400 , Newport Beach, CA 92660 . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . Participants in the Solicitation ROCH and PureCycle and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination . Information about the directors and executive officers of ROCH is set forth in its final prospectus dated May 4 , 2020 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Business Combination when they become available . Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions . You may obtain free copies of these documents as indicated above . No Offer or Solicitation This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of ROCH, PureCycle and other companies, which are property of their respective owners .

# Proposed Transaction Summary

## Transaction Overview

- PureCycle Technologies LLC ("PureCycle" or "PCT") and Roth CH Acquisition I Co. ("ROCH") executed a merger agreement to enter into a business combination
- Target merger close by Q1 2021
- Post-close, a parent company of PureCycle ("PureCycle Parent") will be a publicly-listed company (Nasdaq: PCT)

## Financials and Valuation

- The transaction contemplates a post-money equity value of $1.2 billion
- Existing PureCycle shareholders are rolling 100% of their equity as part of the business combination
- PureCycle shareholders are expected to receive approximately 71% of PureCycle Parent's pro forma equity at pricing and $12M of proceeds will be used to repay existing indebtedness
- In connection with the business combination, PureCycle Parent is pursuing a PIPE, which in combination with cash in trust, will total ~$327M ($250M PIPE, $77M cash in trust[1])

## Capital Structure

- The transaction will result in ~$667M of cash on the balance sheet (including debt proceeds and a $60M private placement signed prior to merger announcement) to fund:
  - Start-up development costs and partial equity contribution for plants 2-7
  - General corporate expenses, including expanding the workforce to identify new plant opportunities, explore partnerships with suppliers and customers and other business development, R&D and regional scaling efforts
- The transaction will be funded by ROCH SPAC cash held in a trust account and a PIPE, a portion of which will be funded by strategic investors

PURECYCLE TECHNOLOGIES

1 Assumes no existing ROCH shareholders exercise redemption rights

4

# Introducing The Presenters

**PureCycle Technologies, LLC**



**MIKE OTWORTH**
CHIEF EXECUTIVE OFFICER

- 23+ years of experience leading and scaling early-stage companies
- Seasoned entrepreneur with proven track record of founding, capitalizing start-ups innventure
Green Ocean Innovation
XL TechGroup



**MICHAEL DEE**
CHIEF FINANCIAL OFFICER

- Nearly 3 decades of public markets, corporate finance, private equity and M&A experience
- Former CFO of Graf Industrial

Morgan Stanley
GRAF
TEMASEK HOLDINGS
AIIB ASIAN INFRASTRUCTURE INVESTMENT BANK



**DAVID BRENNER**
CHIEF COMMERCIAL OFFICER

- 10+ years of experience leading transformational projects across a wide range of industries
- First PureCycle hire; developed and implemented offtake and feedstock strategy

Deloitte.
CGI
stryker

PURECYCLE TECHNOLOGIES
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Introducing PureCycle Technologies

# PureCycle is Unlocking an Unpenetrated and Massive Market

*The only proven and economically-viable method of recycling polypropylene to virgin-quality*

## The Opportunity

*Polypropylene (PP) is an untapped 170B+ lb annual global market*

*PP is extremely difficult to recycle, resulting in just 1% of PP recycled today[1]*

*PureCycle's patented proprietary process technology uniquely recycles PP back to virgin-quality*

## Significant Progress and Achievements

- ✓ Seven years of R&D and $100M invested to date – on track to begin commercial sales in Q4 2022, 10 years after technology development
- ✓ Significant amount of capital raised to fund future plant construction – $250M municipal bond offering, $90 million in equity private placements, and up to $60M convertible notes complete; $250M PIPE expected to close by Q1 2021
- ✓ Proprietary and unique technology obtained through license partnership with P&G
- ✓ Backing from blue-chip, global strategic investors and offtake partners (e.g., P&G, TOTAL, Milliken & Company, L'Oreal, Aptar, Ravago, Glockner Enterprises, Wasson Enterprise, and BMW i Ventures)
- ✓ 100% of Plant 1 required feedstock supply secured (3 years contracted, with successive 1-year renewable terms providing duration of 20 years)
- ✓ Offtake production volume secured for nearly 2x the annual output of Plant 1; premium pricing yields 50%+ EBITDA margins

***No Other Technologies Can Efficiently Address Polypropylene Recycling at Scale***

1 https://www.azocleantech.com/article.aspx?ArticleID=240

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# History and Background

**2013** — P&G

Initial P&G development of a unique supercritical fluid extraction process to purify waste PP

**2014** — phasex corporation

Phasex (supercritical fluid extraction experts) engaged to progress the design and validate the process

**2015** — innventure

Innventure obtained global polypropylene license from P&G and formed PureCycle Technologies

**2016**

Global and U.S. patents filed for purifying contaminated polymers

**2017** — Koch Modular PROCESS SYSTEMS

Koch Modular Process Systems (KMPS) engaged to begin Plant 1 design / engineering leidos

Recycling process and technology reviewed by multinational strategic partners and independently by Leidos

**2018**

Due to strong demand, PureCycle increased planned Plant 1 capacity and secured 20-year feedstock and offtake agreements

**2019**

Feedstock Evaluation Unit ("FEU") production line at Plant 1 completed

**2020** — PIPER | SANDLER

$250M Plant 1 bond financing completed, phase 2 construction began in October

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9 The Current Challenges with Polypropylene (“PP”) 1 OECD May 2018, Improving Markets for Recycled Plastics: Trends, Prospects and Policy Responses (Policy Highlights) Polypropylene doesn’t break down C an remain in our food chain, and in our water streams <1% recycling rate L ess than 1% of PP is collected and mechanically recycled today vs. nearly 20% of polyethylene terephthalate (PET) 1 Limited uses when mechanically recycled M echanically recycled PP is grey or black, odorous and non - food grade – low value output. Virgin resin is required for use in consumer applications Pollution Waste PP ends up in our landfills and our environment, creating a long - term problem Enormous demand for polypropylene Global PP demand to exceed 200B pounds by 2024

10 155 162 167 173 180 188 196 204 212 221 228 2017A 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Despite Representing 28% of the World’s Polymer Demand, Less Than 1% of Polypropylene is Recycled Polypropylene is the Largest Global Market 1 (lbs in bn) Global Polypropylene Demand is Growing Rapidly 2 PP 28.0% HDPE 17.0% PVC 16.0% LLDPE 12.0% PET 9.0% LDPE 8.0% PS 4.0% ABS 3.0% EPS 2.0% PC 1.0% Very Low Polypropylene Recycling Rates Today 3 167 Billion Pounds of Annual PP Demand (% of Global Waste Recycled Today) 19.0% 10.5% 5.8% 1.3% 0.8% - % PET HDPE LDPE PS PP PVC 1 IHS Markit Polypropylene World Analysis, October 2019 2 MORE Recycling July 2019, 2017 National Post - Consumer Non - Bottle Rigid Plastic Recycling Report 3 OECD May 2018, Improving Markets for Recycled Plastics: Trends, Prospects and Policy Responses (Policy Highlights)

11 US ▪ California becomes the first U.S. state to implement a partial ban on plastic straws ▪ Seattle becomes the first U.S. city to ban plastic straws and utensils ▪ New York bans all single - use, plastic carryout bags at any point of sale in the state India ▪ Pledge to eliminate all single - use plastic in the country by 2022, with an immediate ban in urban Delhi EU ▪ By 2030 all plastic packaging produced and sold in Europe should be reusable or recyclable ▪ Select single - use plastics banned by 2021, and 90% collection target for plastic bottles by 2029 Chile ▪ Ratified a bill that bans retail use of plastic bags across the country UK ▪ 25 - year plan to eliminate plastic waste, including banning microbeads, plastic straws, plastic - free aisles and reducing plastic bottle usage ▪ Kenya joins more than 40 other countries including China, the Netherlands and France that have introduced taxes on bags or limited / prohibited their use Increasing Focus from Regulators, Consumers and Other Stakeholders on Immediate Need for Recycling Solutions Global Regulatory Environment Forming 1 Consumers and governments are demanding more sustainable plastic solutions to reduce post - consumer waste generation 1 Public global policy research websites

# PureCycle Provides a Solution to a Massive Plastic Waste Problem

***PureCycle's revolutionary recycling technology addresses increasing consumer demand and requirements for recycled content***

### Traditional, Mechanical Polypropylene Recycling Process is Limited to Low-Value Uses

**Traditional, Mechanical Recycling Process**





*Limited Use*
*Odorous*
*Opaque Color*

### PureCycle's Recycling Process Produces Virgin-Quality Resin That is Suitable for High-Value, Food Grade Consumer Products[1]

PURECYCLE TECHNOLOGIES




Tide
Potato Chips

*Virgin Quality*
*Clear Color*
*Near Odorless*
*Food Grade*

- PureCycle's purification process and resulting product quality have been tested and validated by P&G, prospective customers and 3rd party engineering specialists
- Unique, patented process separates colors, odors and contaminants through a physical purification process, allowing for a broader range of feedstock than traditional recycling
- Provides customers 100% recycled content without compromising appearance, purity or performance
- Well positioned to meet consumer demand for recycled content and global sustainability mandates
- Significant time and cost barriers to entry for potential competitors

### Polypropylene Recycling Process Comparison

| | PureCycle | Mechanical | Chemical |
|---|---|---|---|
| End-Use Applications | High-Value | Low-Value | Low-Value |
| Low Cost / Energy Use | ✓ | ✓ | ✗ |
| Contaminant Free | ✓ | ✗ | ✗ |
| Potential Food Grade Applications | ✓ | ✗ | ✗ |

1 Pending FDA letter of no objection

PURECYCLE TECHNOLOGIES
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13 Market Size ($B) CAGR (‘18E – ‘22E) PureCycle UPRP Resin Traditional Packaging & Consumer $19 6.6% Electronics & Appliances $10 6.1% Automotive $14 7.1% Building & Construction $9 5.9% Agriculture $2 5.9% PureCycle UPRP is Interchangeable with Virgin Polypropylene Key Polypropylene Resin End Markets 1 PureCycle’s exclusive resin purification process produces near virgin - quality UPRP resin using waste polypropylene feedstock, effectively closing the recycling loop for polypropylene applications 1 Grand View Research and Markets and Markets YELLOWNESS INDEX VALUE OPACITY (CONTRAST RATIO) ODORLESS CONTAMINANT FREE MELT FLOW INDEX (G/10 MIN) PRIMARY INPUT MATERIAL PRICING PREMIUM ≤ 20 < 20% ✔ ✔ Variable by Feedstock (Plant 1: 10 - 55) Waste / Reclaimed Polypropylene ✔ 0 < 10% ✔ ✔ < 1 to > 100 Polymer Grade Propylene ✘ PureCycle UPRP Resin Virgin PP Resin Resin Quality and Characteristics

# Established and Growing Roster of Global, Blue-Chip Customers

*Broad global awareness of PureCycle has already resulted in attractive offtake agreements*

## Strong Interest and Rapidly Growing Customer Base

- Polypropylene is used by industries including consumer packaged goods, electronics, automotive, building & construction and agriculture
- Recycling goals and growing awareness of environmental sustainability require new and innovative solutions
  - Multinational companies are shifting their strategic focus from sustainability as a corporate governance pillar, to sustainability as a key differentiator

*Many of PCT's flagship customers have undertaken extensive evaluation of our resin and validated its quality*

*Large multinational CPG companies have already signed attractive long-term offtake agreements with PureCycle*

*Long-term offtake agreements are supported by 200M+ lbs of demand in the form of shorter-term LOIs*

## Existing PureCycle Customers

Aptargroup

P&G

TOTAL

L'ORÉAL PARIS

Ravago

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Plant Production, License Agreement and Economics Overview

## PureCycle's Process Produces Virgin-Quality PP With Minimal Scaling Risk



Feedstock Preprocessing
Extraction
Filtration
Product Processing

### Key Benefits of the Technology

- ✓ All unit operations are well-known and commercially available at scales much larger than required by PureCycle
- ✓ Physical separation/ specialized solvent-based purification process (no chemical reactions are involved)
- ✓ Process operating conditions comparable to current polyolefin (PP and PE) production conditions
- ✓ Consumes less energy and is more cost efficient than producing virgin PP

**The PureCycle process can be reutilized many times on the same polypropylene material enabling a true circular economy**

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# Global License Agreement in Place with P&G

## License Exclusivity

- P&G has granted PureCycle a global royalty-bearing license to utilize P&G's intellectual property
- PureCycle has granted P&G a license back to the P&G technology, with a right to sublicense (subject to volume and geographic restrictions)
- PureCycle has a limited right to sublicense the technology to PureCycle affiliates and select third parties with consent
- The licensed IP is tied to the proprietary purification process by which waste polypropylene may be converted to ultra-pure recycled polypropylene
- The license may become non-exclusive if PureCycle fails to make payments or undergoes a change of control without the prior written consent of P&G (change of control provision does not apply to this SPAC merger)

## Royalties

- Royalty rate is a function of time and number of plants built with the specific rate linked on pricing tranches with a royalty rate ceiling
- Royalties are paid to P&G on a semi-annual basis

## Ownership of Process Improvements

- Improvements invented by PureCycle are owned by PureCycle and are licensed back to P&G for the purpose of selling licensed product
- Improvements invented by P&G or jointly by P&G and PureCycle are owned by P&G and licensed to PureCycle

## IP Enforcement

- P&G must enforce its IP against infringers, but if it elects not to prosecute, consents to PureCycle prosecuting and naming P&G as co-plaintiff

PURECYCLE TECHNOLOGIES
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# PureCycle Satisfied Bond Investor Due Diligence With Comprehensive Offtake, Feedstock and EPC Agreements

## Bond Financing Requirements

**Technology Requirements**

- ✓ Technology Validation
- ✓ Scaling Risk Quantification
- ✓ Infrastructure Evaluation

**Commercial Requirements**

- ✓ Proof of Scale Up
- ✓ 20+ year Feedstock Agreements
- ✓ 20+ year Offtake Agreements
- ✓ Independent Evaluation of technology *(90+ page public report)*



## Highlights

- ✓ Feedstock Evaluation Unit operational July 2019
- ✓ Successfully processed both US and EU feedstocks
- ✓ Produced low, medium, and high grades of PP



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# Ironton, Ohio Facility (Plant 1) Progress

**Ironton, Ohio Plant Highlights**

- **FEU Operational:** July 2019
- **Phase II Construction Start:** October 2020
- **First Commercial Sale:** 2H 2022
- **Site Size:** 26 acres
- **Annual Production:** 107M lbs
- **Purification Process Contractor:**

Koch Modular PROCESS SYSTEMS


C
C
C
A
A
A
B

A Existing Infrastructure  B Feedstock Evaluation Unit  C New Infrastructure

PureCycle has assembled a world class team of engineering and construction expertise who successfully completed the Feedstock Evaluation Unit in 2019

PURECYCLE TECHNOLOGIES

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20 145 feedstocks evaluated 100 non - solicited online feedstock leads 5 supplier agreements 26 LOIs signed 200 non - solicited online offtake leads 6 long term contracts Our Strong Industry Recognition and Flagship Strategic Partnerships D rive Additional Offtake and Feedstock Opportunities PureCycle has been approached with overwhelming interest from both feedstock suppliers and prospective customers

21 PureCycle is Building a Feedstock Supply Network, Leveraging the 170B+ Pound Annual PP Global Market Traditional Post Consumer Grassroot Campaigns Existing Plant Contracts Post Industrial Waste ▪ PureCycle’s pre - processing is designed to provide maximum flexibility on feedstock selection and optimize the amount of PP that is fed into proprietary purification system ▪ Plant 1 feedstock volume is contracted for the first 3 years; all feedstock supply agreements include provisions for successive 12 - month renewal terms providing duration of 20 years *Denotes maximum volume at mutual option Feedstock Supplier Summary Feedstock Type Feedstock Supplier Minimum PCT Purchasing Requirement Volume Under Contract at PCT Option Total Maximum Volume %PP Supplier 1 5M 40M 40M 94% - 98% Supplier 3 5M 40M 40M 93% - 99% Supplier 4 40M 60M 60M 94% - 95% Supplier 5 5M 5M 20M* 95% - 98% Fiber Supplier 2 5M 50M 50M 93% - 97% Rigids Film Fiber Plant 1+ Plant 2+

22 Volume (in Millions of Pounds) Company Min Max (at PCT Option) Initial Term 20 60 7 Years 15 40 3 years; automatic renewal at buyer option for 10 years 28 28 4 years or 8 years at buyer's option 15 15 Perpetual 5 5 20 years 15 15 10 years Total Volume (M) 98 163 Additional Offtake LOIs (M) 99 250 Total Offtake Volume (M) 197 413 98 M lbs 163 M lbs Min Max Offtake Production Volume Secured for Nearly 2x the Annual Output of Plant 1 ▪ Total minimum annual offtake volume (contracted and LOIs) of ~200M lbs is nearly double Plant 1’s nameplate capacity (107M lb s) ▪ Offtake volume is secured by multi - year contracts (ranging from 3 - 20 years, with one customer securing volume on a perpetual bas is) Offtake Agreements with Blue - Chip Customers Significantly De - Risks Forward Revenues Nameplate Capacity (107M lbs) Contracted Offtake (in Millions of Pounds) Offtaker 1 Offtaker 2 Strategic Partner 2 2 Offtaker 3 1 Strategic Partner 1 2 Strategic Partner 3 2 1 Offtaker 3 can purchase an additional 10.5M pounds of UPRP at mutual option 2 Purchase of UPRP at Strategic option 4x Plant 1’s Annual Output is Contracted or Under LOI

23 Offtake Pricing is Increasingly De - Linked to Commodity Pricing, Eliminating the Risk of Potential Volatility in Oil Markets Over Time // // // // PureCycle has been receiving increased interest from customers for its UPRP at a significant premium price to commodity polypropylene pricing 1 Pricing shown reflects both offtake contracts and LOIs, which may not be indicative of future offtake contract pricing. Quo ted pricing before P&G royalty 2 IHS Markit Forecast for Polypropylene $- $0.50 $1.00 $1.50 $2.00 Price per Pound in USD PureCycle Offtake Contract and LOI Price Implied Commodity Polypropylene Price ($0.10 discount to IHS) Plant 1 Average Realized Price Average Realized Price for Future Plants in Forecast Model Q4’2015 Q4’2017 Q2’2018 Q2’2019 Q3’2019 Q4’2019 2020 ▪ Offtake pricing is negotiated without correlation to commodity pricing, eliminating the risk of potential volatility in oil markets over time ▪ Blended pricing for Plant 1 at ~$0.90/lb, and LOIs for future plants have been steadily increasing over time with more recent pricing contracted at $1.50 - $2.00/lb ▪ Plant 2 blended pricing expected to be above Plant 1 blended pricing based on current negotiations Targeted Future Plant Pricing Based on the Most Recent LOIs and Customer Discussions Plant 1 Average Realized Price PureCycle Offtake Contract and LOI Price 1 Average Realized Price for Future Plants in Forecast Model Implied Commodity Polypropylene Price ($0.10 discount to IHS) 2 Potential Pricing Upside

# Multiple Contingencies in Place to De-Risk Construction and Operations

*Plant 1's construction, permits, feedstock contracts and offtake agreements are secured*

**De-Risked by PureCycle Technologies Through…**

| | Plant 1 | Future Plants |
|---|---|---|
| **Financing Secured** | ✓ Completed municipal debt financing; phase 2 construction began on October 7 | ✓ Active discussions with partners for potential future plant sites and debt financing sources |
| **Construction Guarantees** | ✓ Comprehensive Financing Structure: EPC Contingency, EPC Liquidated Damages, Project Contingency, Debt Reserve Fund, Performance Guarantee, and Liquidity Reserve | ✓ Reduced capex with construction efficiencies, cluster strategy and simplified financing structure |
| **Technical and Engineering Expertise** | ✓ Koch Modular (Equipment Manufacturer), Mortenson (Owner's Engineer), Denham-Blythe (Site/Infrastructure) and Leidos (Independent Engineer) | ✓ Replicate technology and production process in plants globally (no specialty equipment required) |
| **Feedstock Secured** | ✓ Negotiated multi-year contracts for high quality feedstock | ✓ Feedstock strategy replicated in other markets (optimal types and sourcing methods) |
| **Scale-Up Proven** | ✓ Standardized equipment used in large plants globally<br>✓ Plant 1 equipment is below typical operating scale | ✓ Construction partners operate globally<br>✓ Plant 2 design (107M+ lbs.) is underway |
| **Customers Contracted** | ✓ Secured multi-year offtake obligations and received LOIs for 4x projected annual production | ✓ Significant demand from global customer base with virtually unlimited market opportunity |
| **Technology Validated** | ✓ Plant 1 (FEU) operational, 3rd party validation from Leidos, as well as commercial validation from strategic partners | ✓ Leverage global network of strategic partners and replicate process technology globally |
| **IP Protected** | ✓ P&G-developed polypropylene recycling technology with nine patents secured and four pending<br>✓ PureCycle maintains global rights to the technology for the life of P&G's patents | ✓ Ongoing access to patent estate<br>✓ Continued process improvements and technical knowledge developed and proprietary to PureCycle |

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Financial Overview

# Global Rollout Strategy: First Wave and Beyond

***Funding secured for Plant 1 with bond offering closed in October 2020, targeting completion of construction in October 2022***

## Global Rollout Strategy

✓ ***50-plant total, most of which will follow the cluster strategy***

✓ ***Replicable technology, production process, and construction provides scalable plant rollout***



Initial FEU production line at Plant 1 completed in July 2019
Bond offerings closed October 2020
Commence Plant 2 construction
Target Plant 1 Completion
4 New Plants Come Online (5 Total)
30 Plants Online
50 Plants Online
2019
2020
2021
2022
2023
2030
2035

## Plant 2 – Europe

- ✓ Nameplate capacity: 107M lbs/year
- ✓ Expected to commence construction mid-2021
- ✓ Pre-construction, engineering work and design in process
- ✓ Pricing and offtake negotiations underway
- ✓ Leveraging knowledge and structure from Ironton, Ohio Plant

## Clusters (Five Plants per Cluster)

- ✓ Nameplate capacity: 165M lbs/year per plant
- ✓ Received multiple LOIs for cluster plant locations and infrastructure
- ✓ Modular design enables multiple plants to be constructed on the same site leveraging the same infrastructure and reduced capex
- ✓ Evaluating potential plant locations

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26

# Plant Construction Rollout

***Initial plant development wave to be complete by the second half of 2024 with over 1B lbs of installed UPRP production capacity***



Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
2019
2020
2021
2022
2023
2024
Ironton, OH
Annual Plant Capacity: 107M lbs
Pre-Planning & Design Work, Infrastructure
Plant Build / Commissioning
Europe
Annual Plant Capacity: 107M lbs
Pre-Planning & Design Work, Infrastructure
Plant Build / Commissioning
Cluster 1 (Five Plants)
Annual Plant Capacity: 165M lbs (825M lbs total)
Pre-Planning, Facility Improvements
Plant Build / Commissioning – Line 1
Plant Build / Commissioning – Line 2
Plant Build / Commissioning – Line 3
Plant Build / Commissioning – Line 4
Plant Build / Commissioning – Line 5

### Cluster Model Efficiencies

- Leverage single team to install five lines
- Pre-existing infrastructure reduces capex
- Concurrent project pre-planning and purchase of long-lead PO's
- Reduced operational costs
- Multiple units covered by single permitting effort

**Pre-Planning, Design Work, Infrastructure, Facility Improvements**

- Site selection, permitting and key vendor confirmation
- Environmental mitigation, site planning and earthwork
- Developing process equipment, new buildings and infrastructure

**Line Engineering**

- Finalize line-specific designs and purchase long lead items

**Plant Build**

- Site construction: steel work, modules, connectivity, utilities, product processing

**Commissioning**

- Start up of pre-processing, product handling, utilities, and purification process

PURECYCLE TECHNOLOGIES
27

28 Plants 1 (107M LBS) 1 Plant 2 (107M LBS) 1 Future 5 Plant Clusters (165 LBS *5 = 825M LBS) 1 Process Enables Highly Attractive Economics PureCycle expects consistent, replicable economics that are more profitable than commodity virgin polypropylene, resulting fr om lower feedstock than traditional production and premium pricing 1 PureCycle Unit Economics based on 2024E financial metrics 2 P&G Royalty, Other Variable costs, and SG&A Included in Operating Costs 3 Unlevered Free Cash Flow Calculated as EBITDA less Maintenance Capex Price / lb Feedstock Cost / lb Operating Costs / lb 2 EBITDA / lb $0.90 $1.00 $1.00 $1.50 $97M $107M $825M $1,238M Unlevered FCF / lb 3 $0.16 $0.16 $0.14 $0.14 $18M $18M $119M $119M $0.29 $0.29 $0.27 $0.27 $31M $31M $227M $227M $0.45 $0.55 $0.58 $1.08 $48M $59M $479M $891M $0.42 $0.52 $0.56 $1.06 $45M $55M $465M $877M Annual Gross Revenue Annual Feedstock Cost Annual Operating Costs Annual Run - Rate EBITDA Annual Run - Rate UFCF Recent LOIs at $2.00/lb Production Timing Oct 2022 June 2023 2023/2024 2023/2024

29 Financial Projections ($ in millions, except net revenue / lb) FY 2020P FY 2021P FY 2022P FY 2023P FY 2024P FY 2025P FY 2026P FY 2027P Operational Plants - - 1 5 7 10 14 18 Installed Capacity (mm lbs) - - 119 853 1,219 1,769 2,503 3,236 Effective Utilization (at 90% uptime) - - 10% 33% 86% 69% 75% 80% Production (mm lbs) - - 11 255 890 1,152 1,752 2,412 Net Revenue - - $8 $224 $820 $1,077 $1,659 $2,325 Net Revenue / lb - - $0.76 $0.88 $0.92 $0.94 $0.95 $0.96 Feedstock Cost - - 1 36 131 170 255 312 Other Variable Costs - - 3 52 170 222 342 477 Labor - - 1 12 31 39 59 81 Plant Overhead - - 0 2 5 6 10 13 Gross Margin - - $3 $121 $484 $639 $993 $1,442 Gross Margin (%) NM NM 33% 54% 59% 59% 60% 62% Plant SG&A - - 0 4 13 16 25 34 Rent - - 0 1 3 4 5 7 Corp Expense 3 10 14 16 18 19 20 21 EBITDA ($3) ($10) ($12) $100 $450 $601 $943 $1,380 EBITDA Margin (%) NM NM NM 45% 55% 56% 57% 59% D&A - - 3 31 75 96 142 192 EBIT ($3) ($10) ($15) $69 $375 $505 $801 $1,187 Growth Capital Expenditures $21 $266 $690 $620 $598 $881 $931 $949 Maintenance Capital Expenditures $- $- $1 $9 $20 $26 $38 $51 Projections

Transaction Overview

# Sources & Uses and Pro Forma Equity Ownership[1]

*($ in millions, except SPAC share price)*

- PureCycle Technologies LLC ("PureCycle") to be acquired by Roth CH Acquisition I Co. ("ROCH"), a publicly listed special purpose acquisition vehicle with $76.5M in trust
- Consideration for PureCycle includes 83.5M shares of ROCH common stock (at $10.00/share = $835M) inclusive of a $60M private placement closed prior to merger announcement, plus the assumption of ~$310M of debt[2]
- The transaction includes a $250M common stock PIPE at $10.00/share
- Approximate pro forma market capitalization of $1.2B and enterprise value of $826M
  - Approximately $667M new cash to PureCycle[3]

**Management Lock-Up and Earnout**

- Key management and founding shareholders have agreed to lock-up 50% of their shares until plant one commissioning
- Commencing 6 months from close, 2 million share earnout if stock is above $18.00 for 20 out of 30 consecutive trading days within 3 years from close
- 2 million share earnout upon the final commissioning of plant one

## Post Transaction Valuation[3]

| | |
|---|---|
| Shares Outstanding | 118.3 |
| Price Per Share | $10.00 |
| Market Capitalization | $1,183 |
| Plus: Debt | $310 |
| Less: Cash | $667 |
| **Enterprise Value** | **$826** |

## Sources & Uses

| Sources | |
|---|---|
| Cash Remaining in Trust | $77 [1] |
| PureCycle Equity Roll | $835 |
| Strategic Investments (PCO) | $35 |
| Debt Financing Proceeds | $310 |
| PIPE - Common | $250 |
| **Total** | **$1,506** |

| Uses | |
|---|---|
| PureCycle Equity Roll | $835 |
| Existing Debt Repayment | $12 |
| Fees & Expenses (Estimated) | $52 [4] |
| Cash to PureCycle | $607 |
| **Total** | **$1,506** |

## Pro Forma Ownership

(Does Not Include Earnout Shares)

| | Shares | % |
|---|---|---|
| ROCH Sponsor | 2.2 | 1.8% |
| SPAC IPO Investors[1] | 7.7 | 6.5% |
| PIPE Investors | 25.0 | 21.1% |
| PureCycle | 83.5 | 70.6% |
| **Total** | **118.3** | **100.0%** |


ROCH Sponsor 1.8%
SPAC IPO Investors 6.5%
PIPE Investors 21.1%
PureCycle 70.6%

**Warrants Outstanding**

| | Shares | Strike |
|---|---|---|
| ROCH Sponsor | 0.2 | $11.50 |
| SPAC IPO Investors | 5.7 | $11.50 |
| **Total** | **5.9** | |

PURECYCLE TECHNOLOGIES

1 Assumes no SPAC shareholder redemptions
2 Debt includes: $220M in senior municipal bonds; $30M in subordinated bonds; $60M convertible note
3 As of 9/30/2020 pro forma for debt financing, strategic investments, private placement, SPAC transaction and PIPE; less debt repayment, fees & expenses
4 Includes fees and expenses from the SPAC and PIPE transaction as well as fees and expenses associated with the debt financing

31

32 8.8x 12.5x 12.8x 18.0x 19.1x 18.8x 35.2x 27.3x 13.0x NM NM 55% 29% 29% 31% 22% 26% 48% 30% 22% NM NM 119% 8% 5% 7% 8% 7% 30% 14% 8% 48% 14% Operational and Valuation Benchmarking EBITDA Margin EV / EBITDA Multiple Revenue CAGR % 2023E - 2025E for PureCycle; 2020E - 2022E Median for Peers 2024E for PureCycle; 2021E Median for Peer Groups Source: S&P CapitalIQ as 11/13/2020, Wall St. estimates. PureCycle estimates from Company - provided model 2024E for PureCycle; 2021E Median for Peers Environmental Services Process Technologies Median: 8% Median: 14% Median: 29% Median: 28% Median: 15.4x Median: 23.0x

33 $7,201 $2,650 $826 $9,002 $3,660 Implied Future Enterprise Value Implied Discounted Enterprise Value Post-Money Enterprise Value Transaction Priced at a Discount to Peer Multiples 8.8x 2024E EBITDA Implied EV Based on Comparable Companies’ Current Trading Valuation Transaction Value Summary of Approach ▪ 8.8x PureCycle’s 2024E EBITDA of $450M leads to an Implied Future Enterprise Value of ~$4.0B ▪ Projected net debt at 12/31/2023 ($1.2B) is subtracted from the Future Enterprise Value to arrive at a Future Equity Value of $2.7B ▪ Future Equity Value is discounted 3.2 years (at 20%) back to 10/31/2020 to arrive at a PV Equity Value of $1.5B less $262M 1 future offering proceeds to arrive at a Discounted PV Equity Value of $1.2B ▪ Less pro forma net cash at transaction of $357M leads to a $826M Implied Discounted Enterprise Value ▪ The applied range of FY + 1 multiples above (16x – 20x) is centered around the median of PureCycle’s peer group of ~18x, with sensitivity built in on both the high and low ends ($ in millions) 16x – 20x 2024E EBITDA Discount Rate: 20% 16x – 20x 2024E EBITDA ~90% Discount ~74% Discount 1 Excludes future equity conversion from outstanding convertible note

34 Sources and Uses of Investment Proceeds SOURCES AMOUNT Senior Debt $220 Subordinated Debt $30 Convertible Notes $60 Strategic Investments (PCO) $35 Private Placement $60 Total Sources $405 ($ in millions) USES AMOUNT Plant 1 Development $248 Capitalized Interest $55 Debt Service Reserve Fund $21 Cost of Issuance and Original Issue Discount $27 PureCycle Operations & General Corporate Purposes $54 Total Uses $405 USES AMOUNT Equity Funding Available for Future Plants & Corporate $240 Liquidity Reserve $50 Existing Debt Repayment $12 Transaction Fees $25 Total Uses $327 SPAC / PIPE BOND AND PRE - PIPE ISSUANCE SOURCES AMOUNT SPAC Cash in Trust $77 1 PIPE $250 Total Sources $327 1 Assumes no existing ROCH shareholders exercise redemption rights

# Investment Highlights

PURECYCLE TECHNOLOGIES

**1 Proprietary and Proven Technology**

- Only currently proven and economically-viable method of recycling polypropylene to virgin quality
- Proprietary technology developed and patented by Procter & Gamble, globally commercialized by PureCycle

**2 Commercialization Significantly De-Risked**

- Plant 1 volume is completely pre-sold under multi-year offtake contracts; feedstock is 100% contracted for next 20 years
- Plant 1 debt funding is secured with $250M municipal bond and $60M convertible notes

**3 Premium Pricing Locked-In Contracts**

- Premium pricing and low input costs expected to drive 50%+ EBITDA margins
- Pricing uncorrelated to commodity virgin polypropylene and oil prices

**4 Blue Chip Customers, Partners and Strategic Investors**

- Strong continued interest and broad global awareness of PureCycle has already resulted in strategic investments and highly attractive offtake agreements

BMW i Ventures · Aptargroup · L'ORÉAL PARIS · P&G · Ravago · TOTAL

**5 Significant EBITDA and Highly Attractive Economics**

- Expected EBITDA of $450M by 2024 – Going public at a significant valuation discount to Environmental Services and Process Technologies peers

PURECYCLE TECHNOLOGIES 35

Appendix

37 Plant 1 (Ironton, Ohio) First European Plant Representative Cluster Plant Five Plant Cluster Production Volume (M lbs) 107 107 165 825 Gross Revenue $97 $107 $165 $825 Average Selling Price ($/lb) $0.90 $1.00 $1.00 $1.00 EBITDA $48 $59 $96 $479 EBITDA/lb $0.45 $0.55 $0.58 $0.58 EBITDA Margin % 50.0% 54.9% 58.1% 58.1% Maintenance Capex $3 $3 $3 $14 Unlevered Free Cash Flow $45 $55 $93 $465 Development Capex $248 $228 $219 $1,094 Development Capex/lb $2.31 $2.13 $1.33 $1.33 Future Plant Economics ($ in millions, except $/lb) Note: PureCycle Future Plant Economics based on 2024E financial metrics 1 Representative Cluster Plant assumes 165M lbs capacity or 20% pro rata economics of Five Plant Cluster 1 Bond offering for Plant 1 complete Future Plants realize improved scaling, capital efficiencies and market pricing Production Timing October 2022 June 2023 2023/2024 2023/2024

# Universe of Comparable Companies

Although PureCycle does not have any true comparables, a range of valuation possibilities can be derived from comparing PureCycle's merits to other related businesses and sectors that are well-known by the investment community

*PureCycle conservatively priced at 8.8x EBITDA, with potential for rapid multiple expansion as development plan is successfully executed*

**PureCycle Technologies**

- ✓ High Value-Add, Unique Offering
- ✓ High Margin, High Growth
- ✓ Not Commodity Linked
- ✓ Proprietary Process / IP
- ✓ Large Rapidly Growing Addressable Market
- ✓ ESG Support / Initiatives
- ✓ Volume Locked In With Blue Chip Customer

**Environmental Services**

Advanced Disposal, Casella, Republic Services, Waste Connections, Inc., WM Waste Management

- ✓ High Barriers to Entry
- ✓ Stable Growth Rates
- ✓ Strong Cash Flow Generation
- × Limited Recycling / ESG
- × Traditional, Commoditized Process and Services

**Process Technologies**

Albemarle, Amyris, Rogers Corporation, Aspen Aerogels, Universal Display Corporation, Trex

- ✓ Unique Process, High Barriers
- ✓ High Value-Added Service
- ✓ High Growth Rates
- × Competitive Dynamics


8.8x
(~10x – 18x+)
(~20x +)

PURECYCLE TECHNOLOGIES
38

# Bond Summary – Key Takeaways

## Overview

- ***$250M (Bonds) - PureCycle raised a total of $250M of debt proceeds to support the development of its first plant in Ohio***
- ***$153M (Equity) - $53M in Project Contribution; $60M in fresh equity on October 7; $40M in additional equity by January 31, 2021***
- ***Significant interest and participation from a number of blue-chip anchor investors:***

BlackRock | Capital Group | Goldman Sachs | Invesco | nuveen (A TIAA Company) | PIMCO | Vanguard | Whitehaven Asset Management

## Summary Terms

| | AMOUNT | TERMS | OPTIONAL REDEMPTION |
|---|---|---|---|
| Series 2020A Senior Bonds | $220M | ▪ 6.25% until 12/1/25 for $12M<br>▪ 6.50% until 12/1/30 for $39M<br>▪ 7.00% until 12/1/42 for $169M | ▪ Callable @103 beginning 12/1/27 |
| Series 2020B Subordinated Bonds (Tax-Exempt) | $20M | ▪ 10% until 12/1/25 for $10M<br>▪ 10% until 12/1/27 for $10M | ▪ $10M callable @105 beginning 12/1/20<br>▪ $10M callable @105 beginning 12/1/24 |
| Series 2020C Subordinated Bonds (Taxable) | $10M | ▪ 13% until 12/1/27 | ▪ Callable @105 beginning 12/1/26 |
| Equity | $100M | ▪ $60M at bond closing and $40M by January 31, 2021<br>▪ Convertible notes: $48M ($60M at SPAC closing): 5.875% until 10/15/2022 | |

## Key Guaranty Requirements

**October 2020** → **January 31, 2021** → **July 31, 2021** → **January 31, 2022** → **January 2024**

- *Bond closing and $60M equity contribution*
- *$40M equity contribution (Complete PureCycle equity contribution)*
- *$50M deposited into DACA account (Liquidity Reserve)*
- *$75M min cash on PureCycle balance sheet (incl. Liquidity Reserve)*
- *$100M min cash on PureCycle balance sheet (incl. Liquidity Reserve)*
- *Expected expiration of guaranty requirements and release of Liquidity Reserve*

- SPAC Transaction Contingency: If the full $250M raise does not close by 1/31/21, $50M deposited into DACA account as Liquidity Reserve and PureCycle would be required to have deposited 1/12th of the shortfall by 1/31/21
- No more than 30% of the $250M SPAC Proceeds can be used as equity for a subsequent plant (no restriction on amounts raised above $250M)

PURECYCLE TECHNOLOGIES

39

# Favorable Characteristics Compared to Traditional Polypropylene Recycling

***PureCycle's proprietary recycling and purification process delivers clear color, odorless, virgin-quality UPRP expected to be used for high-value food contact grade packaging and various consumer applications***

## Traditional Polypropylene Recycling Processes are Challenging and Have Limited Applications

### Mechanical Recycling

- × Low-value output with limited end uses
- × Unpredictable unit economics due to variability of waste plastic
- × Low returns and substantial capex required vs. virgin production

### Chemical Recycling

- × Not commercially viable for consumer-facing PP products due to current economic profile
- × Complex process changes chemical structure of the polymer
- × Energy inefficient chemical reactions

**TRADITIONAL**



*Traditional recycling methods produce low-value, opaque industrial applications*

**PURECYCLE**



*PureCycle's process produces high-value, clear color, food grade end-products*

## PureCycle UPRP Process Benefits

- ✓ Physical extraction and purification process uses supercritical fluids and solvents to extract impurities and contaminants
- ✓ No chemical reactions
- ✓ Polymer characteristics are not significantly altered or degraded, resulting in continued recyclability
- ✓ Recognized as a substitute for virgin PP resin with nearly identical properties (i.e., clear color, odorless and contaminant free)
- ✓ FDA letter of no objection for food contact applications in process

***High-Value, Virgin-Quality, Clear Color, Food Grade***

## Polypropylene Recycling Process Comparison

| | PureCycle | Mechanical | Chemical |
|---|---|---|---|
| End-Use Applications | High-Value | Low-Value | Low-Value |
| Low Cost / Energy Use | ✓ | ✓ | ✗ |
| Contaminant Free | ✓ | ✗ | ✗ |
| Potential Food Grade Applications | ✓ | ✗ | ✗ |

PURECYCLE TECHNOLOGIES

40

# Modular Design for Rapid, Efficient Global Deployment and Scaling

***PureCycle to capture global market with scalable business model and modular plant infrastructure***

## Scalable Modular Development from Feedstock Procurement to Plant Construction

1. *FEU will test feedstock and validate supply for all future plants*
2. *Fragmented feedstock market allows PureCycle to provide value as an offtake partner and realize attractive pricing*
3. *PureCycle's process uses well-known, commercially available, modular equipment*
4. *Key equipment and systems for future plants can be procured from preferred vendors globally*
5. *Clustering multiple plants on single site provides further efficiencies and accelerates development*

## Key Global Scaling Criteria

| | |
|---|---|
| Plant Design & Construction | ✓ |
| Standardized Equipment & Global Providers | ✓ |
| Multinational Customers | ✓ |
| Feedstock Sourcing & Processing | ✓ |
| Global License | ✓ |
| Large, Growing Local PP Markets | ✓ |
| Global, Rising Consumer Demand & Concern | ✓ |

## Modularity Allows Capital Efficient Plant Scaling



(Development Capex / LB[1])
$2.31
$2.13
$1.33
Plant 1 (Ironton)
Plant 2 (Europe)
Cluster 1[2] (5 Lines)

| | Plant 1 (Ironton) | Plant 2 (Europe) | Cluster 1[2] (5 Lines) |
|---|---|---|---|
| Development Capex ($M) | $248 | $228 | $1,094 |
| Nameplate Capacity (M lbs) | 107 | 107 | 825 |

1 Total pounds calculated as annual nameplate output Capacity
2 Includes single OSBL and five 165M lb capacity ISBL lines

PURECYCLE TECHNOLOGIES 41

# PureCycle's Process Independently Validated

***Quality and characteristics of PureCycle's UPRP resin have been validated by extensive third party and customer testing***

## Leidos Independent Testing

leidos — *Global Leader in Engineering Services, Science and Technology*

- Independent engineer hired by Piper Sandler as part of debt financing to conduct a detailed technology review and prepare an independent engineer's report
- Leidos' analysis for its independent report was conducted in 2017-2020 to support the contemplated Plant 1 debt financing

**Select Conclusions[1]**

- *Provided that continued Phase I operation provides information to confirm the final sizing of certain equipment,* ***we are of the opinion that the technology for the Phase II Facility is a sound method of removing contaminants from waste polypropylene.***
- *Provided that the Phase II Facility is operated and maintained as currently proposed by the Company,* ***the Phase II Facility should be capable of achieving the performance guarantees and meeting the requirements of the currently applicable environmental permits****.*
- *The initial* ***plant should be capable of an annual production level consistent with its nameplate capacity during mature operations****, based on feedstock quality*

## PureCycle Recycling Process Externally Validated

**2014**
- Phasex engaged to continue process design

**2015**
- Conducted 100+ process tests to support applications for nine total patents, five of which are granted and four of which are pending

**2018**
- Conducted 300+ optimization tests to form the basis for production plant and FEU design

**July 2019**
- PureCycle tested and verified 100+ different variations of waste polypropylene feedstock
- FEU production line is in commissioning stage and successfully produced first samples of UPRP resin

**2020**
- Annual output of Plant 1 completely pre-sold to through multi-year offtake contracts with multinational customers

***PureCycle collaborates with customers to educate, demonstrate and validate the virgin characteristics and quality of their UPRP***

1 Leidos Independent Engineer's Report: *It should be noted that the report should be read in its entirety to fully understand the conclusions*

PURECYCLE TECHNOLOGIES

42

43 PureCycle’s Longstanding Partnership with Procter & Gamble In August 2017, P&G announced a breakthrough recycling technology that will revolutionize the plastics and recycling industri es Press Release Highlights 1 The Science and Inspiration Behind the Breakthrough Technology 2 1 P&G press release dated July 20, 2017 2 P&G blog “The patented technology was born in P&G labs as one of many innovations with meaningful sustainability benefits. P&G licensed the technology to PureCycle, a portfolio company of Innventure, a Wasson Enterprise Partnership that commercializes disruptive technologies.” "Our approach to innovation not only includes products and packaging, but technologies that allow us and others to have a positive impact on our environment. This technology, which can remove virtually all contaminants and colors from used plastic, has the capacity to revolutionize the plastics recycling industry by enabling P&G and companies around the world to tap into sources of recycled plastics that deliver nearly identical performance and properties as virgin materials in a broad range of applications." Kathy Fish, P&G's Chief Technology Officer “A few years ago, Dr. John Layman, a Senior Scientist in P&G’s R&D division at the time…was given the task to increase the amount of recycled plastics used in P&G’s products and packaging. After analyzing and testing countless samples of recycled plastics from various suppliers, Layman and the R&D team realized that the poor quality of recycled plastic was the biggest challenge preventing P&G from using more. With the aim to improve recycled plastic quality, they developed a purification technology and worked with Innventure to bring it to life.”

# Plant Financing Strategy

*($ in millions)*

## Future Plant Financing Strategy

| | |
|---|---|
| Plant Financing Strategy | ▪ PureCycle will fund each plant principally with debt financing and on a non-recourse basis<br>▪ Target plant capital structures to have between ~80% to 100% senior debt / project financing<br>▪ Any non-senior debt can include (1) PureCycle Equity, (2) Plant-Level Equity and/or (3) Plant-Level Subordinated Debt |
| (1) PureCycle Equity | ▪ Flexibility to use equity contributions from PureCycle as needed, particularly for early plants<br>▪ Proceeds from SPAC available to accelerate the growth and development of early plants |
| (2) Plant-Level Equity | ▪ Utilize strategic partners for individual plant equity contributions<br>▪ Potential for broader cooperation including co-locations, feedstock, offtake, etc. |
| (3) Plant-Level Subordinated Debt | ▪ Lower cost of capital for PureCycle but junior to senior / project debt<br>▪ Utilized in Plant 1 capital structure<br>▪ Successful completion of Plant 1 should increase ability to increase the percentage of debt financing for future plants |

1 Total Uses excludes $50M of SPAC proceeds for liquidity reserve, and assumes no current ROCH stockholders exercise redemption rights
2 Includes 10% of total OSBL cost upfront; remaining OSBL cost spread among five cluster lines
3 Includes financing fees and capitalized interest

## Illustrative Source of Funds (Assuming 80% Debt / 20% Equity)[1]

| | Project Capex | Total Uses |
|---|---|---|
| Plant 1 (Ironton) | $248 | $344 |
| Plant 2 (Europe) | 228 | 279 |
| Cluster Line 1[2] | 253 | 309 |
| Cluster Line 2 | 210 | 257 |
| Cluster Line 3 | 210 | 257 |
| Cluster Line 4 | 210 | 257 |
| Cluster Line 5 | 210 | 257 |
| **First Wave** | **$1,570** | **$1,961** |

Sources of Capital


Equity
20%
Debt
80%

## Cumulative Development Funding (80% Debt / 20% Equity)[3]


Debt
Equity Contribution
($ in billions)
$0.4
$0.7
$1.5
$2.0
$2.0
$2.3
$2.8
2,230
80%
588
20%
2H20
1H21
2H21
1H22
2H22
1H23
2H23

*Totals include $214M Senior Debt, $30M Subordinated Debt and $100M of Equity already funded with Bond Offering for Plant 1*

PURECYCLE TECHNOLOGIES
44

45 Billions of Pounds of Polypropylene Feedstock Exist in the Market Today Polypropylene feedstock is widely available across industries; most of these feedstocks are untapped by traditional recyclers Flexible and Rigid Packaging Sports and Fashion Medical Applications Consumer Products Automotive & Industrial

46 Plant 1 Construction Team Highly credible construction managers led by Mortenson, Koch, and Denham Blythe Owner / Developer Program Manager PROJECT MANAGEMENT OVERSIGHT Independent Engineer PROJECT ANALYSIS CONSTRUCTION MONITORING Inside Battery Limit (ISBL) Outside Battery Limit (OSBL) Owner Supplied Off - the - Shelf Equipment CORE PROCESS & EQUIPMENT: ▪ Design, procurement, and Construction for Purification Process (2 nd Generation) ▪ Warranties for Process & packaged Equipment ▪ Schedule Guarantee with LDs OVERALL PLANT: ▪ Design, Procure, Install ▪ Civil Work ▪ Install owner - Supplied Equipment ▪ OSBL Engineering ▪ Schedule Guarantee with LDs ▪ Performance Guarantees PRE - PROCESSING EQUIPMENT: ▪ Feedstock Processing Equipment (Herbold) ▪ Conveyance and Storage Equipment (Horizon) ▪ Degassing Equipment (Coperion) ▪ Individual Schedule Guarantees with LDs ▪ Performance Guarantees Equipment Package Equipment Package

# The PureCycle Team

***PureCycle Management team has broad experience across plastics manufacturing, plant development, technology, R&D, sales, marketing, accounting and finance***



**MIKE OTWORTH**
**CHIEF EXECUTIVE OFFICER**
Green Ocean Innovation  XL TechGroup

- 23+ years of experience leading and scaling early-stage companies
- Seasoned entrepreneur with proven track record of founding, capitalizing start-ups



**JOHN SCOTT**
**CHIEF SCIENCE OFFICER**
XL TechGroup

- Invented Inventure's Downselect Methodology
- Technology consultant to six national governments



**Michael Dee**
**CHIEF FINANCIAL OFFICER**
Morgan Stanley  GRAF  TEMASEK HOLDINGS

- Nearly 3 decades of public markets, corporate finance, private equity and M&A experience



**DAVID BRENNER**
**CHIEF COMMERCIAL OFFICER**
Deloitte.  CGI  stryker

- 10+ years of experience leading transformational projects across a wide range of industries
- Former Deloitte Senior Manager



**CHRIS TALAREK**
**SENIOR DIRECTOR, OPERATIONS**
bp  P&G  TimberTech

- 20+ years of experience in plastics recycling and manufacturing
- Qualified Mechanical Engineer



**JASON VITITOE**
**DIRECTOR, TECHNOLOGY**
AmSty  DOW

- 14+ years of experience in plastics manufacturing
- Qualified Chemical Engineer



**SCOTT BROWN**
**SENIOR PROJECT MANAGER**
FritoLay  SolarX | Works

- 36 years of experience in operations and maintenance management, operational readiness, process safety management, and new facility commissioning
- Former US Navy Nuclear Propulsion Officer

PURECYCLE TECHNOLOGIES
47

48 Reconciliation of Non - GAAP Financials ($ in millions) FY 2020P FY 2021P FY 2022P FY 2023P FY 2024P FY 2025P FY 2026P FY 2027P Operating Income ($3) ($10) ($15) $69 $375 $505 $801 $1,187 (+) Depreciation & Amortization - - 3 31 75 96 142 192 EBITDA ($3) ($10) ($12) $100 $450 $601 $943 $1,380 (-) Maintenance Capital Expenditures - - (1) (9) (20) (26) (38) (51) Unlevered Free Cash Flow ($3) ($10) ($13) $91 $430 $575 $905 $1,329